SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 18, 2005

H&E EQUIPMENT SERVICES L.L.C.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Louisiana	333-99589	72-1287046
(State or other jurisdiction	333-99587	(IRS Employer
of incorporation	(Commission File Numbers)	Identification No.)

11100 Mead Road, Suite 200, Baton Rouge, Louisiana 70816

(Address of Principal Executive Offices, including Zip Code)

(225) 298-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04                                             Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

To the extent required by Item 2.04 of Form 8-K, the information contained in Item 7.01 of this report is incorporated by reference in this Item 2.04.

Item 7.01                                             Regulation FD Disclosure.

As we previously reported, in July 2000, Sunbelt Rentals, Inc. brought claims against us in the General Court of Justice, Superior Court Division, State of North Carolina, County of Mecklenburg alleging, among other things, that in connection with our hiring of former employees of the plaintiff there occurred a misappropriation of trade secrets, unfair trade practices and interference with prospective advantages.  In May 2003, the trial court ruled in favor of the plaintiff in the amount of $17.4 million.  Consequently, we recorded a $17.4 million loss in 2003.  We subsequently appealed the judgment.  In conjunction with the appeal and in accordance with the court’s ruling, we posted and filed an irrevocable standby letter of credit for $20.1 million, representing the amount of the judgment plus $2.7 million in anticipated statutory interest (8%) for the twenty-four months during which the judgment was to be appealed.  Oral arguments took place on March 3, 2005 and the appeal was then submitted for the appellate court’s decision.

On October 18, 2005, the Court of Appeals of North Carolina denied our appeal.  We are currently evaluating whether to pursue any further appeals.  In the event we do not further appeal the judgment, we anticipate that an order would be entered by the trial court within approximately 30 days and payment would be due shortly thereafter.

This ruling does not cause a default or an event of acceleration under our senior secured credit facility, senior secured notes or senior subordinated notes.  The payment of damages will not adversely impact our liquidity, because the payment will be funded through our senior secured credit facility and availability under the senior secured credit facility was already reduced by the amount of the letter of credit.  In addition, this will not adversely impact our balance sheet or statement of operations, because the judgment, including statutory interest through September 30, 2005, has already been reflected on our financial statements.  We will continue to expense statutory interest through the date of payment.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

H&E EQUIPMENT SERVICES L.L.C.

Date: October 19, 2005
/s/ LESLIE S. MAGEE
	By:	Leslie S. Magee
	Its:	Chief Financial Officer